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                                                                  EXHIBIT 99-a



Edward E. Whitacre, Jr.                                             [SBC LOGO]
Chairman and Chief Executive Officer

Dear Shareowner:

It is my pleasure to invite you to a special meeting of shareowners of SBC Communications Inc. ("SBC") to vote on the approval and adoption of the Agreement and Plan of Merger among SBC, Pacific Telesis Group, and SBC Communications (NV) Inc. (a wholly-owned subsidiary of SBC) and approval of the transactions contemplated thereby, including the issuance of shares of SBC Common Stock pursuant to the Agreement. The meeting will be held at 9:30 a.m. on Wednesday, July 31, 1996, in the Travis Conference Center at the Sheraton Gunter Hotel, 205 East Houston, San Antonio, Texas. Admission to the meeting will begin at 8:30 a.m. A map showing directions to the meeting site is shown on the other side of this admission ticket. If you plan to attend the meeting, please bring this ticket for your admission to the meeting.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES
YOU OWN. TO BE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE ATTACHED PROXY CARD AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, THE BALLOT THAT YOU SUBMIT AT THE MEETING WILL SUPERSEDE YOUR PROXY.

Sincerely,

EDWARD E. WHITACRE, JR.
- -----------------------
Edward E. Whitacre, Jr.
June 1996


                             DETACH PROXY CARD HERE

              YOUR DIRECTORS RECOMMEND A VOTE "FOR" THE PROPOSAL.

FOR         AGAINST       ABSTAIN
[ ]           [ ]           [ ]

1. Approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), among Pacific Telesis Group, a Nevada corporation, SBC Communications Inc., a Delaware corporation ("SBC") and SBC Communications (NV) Inc., a Nevada corporation and a wholly-owned subsidiary of SBC, dated as of April 1, 1996, and to approve the transactions contemplated by the Merger Agreement, including the issuance of shares of Common Stock, par value $1.00 per share, of SBC pursuant to the Merger Agreement.

                                              Please sign exactly as name or
                                              names appear on this proxy. If
                                              stock is held jointly, each holder
                                              should sign. If signing as
                                              attorney, trustee, executor,
                                              administrator, custodian, guardian
                                              or corporate officer, please give
                                              full title.

                                              DATE _____________________________


                                              SIGNATURE(S):

                                              __________________________________

                                              __________________________________


          (Continued from reverse)            Votes must be indicated
                                              (x) in Black or Blue ink. [ ]

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        [MAP OF SAN ANTONIO]                 [MAP OF DOWNTOWN SAN ANTONIO]


                                      The Travis Conference Center is located
                                      at the Sheraton Gunter Hotel, 205 E.
                                      Houston. Parking is available in the
                                      hotel lot.




[SBC COMMUNICATIONS INC. LOGO]              PROXY CARD/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING ON JULY 31, 1996.

The undersigned hereby appoints Edward E. Whitacre, Jr., Ruben R. Cardenas, Tom
C. Frost, and each of them, proxies, with full power of substitution, to vote all shares of SBC Communications Inc. common stock, par value $1.00 per share ("Common Stock"), of the undersigned at the Special Meeting of SBC and at any postponement or adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card. IF SPECIFIC VOTING DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE MATTERS TO BE ACTED UPON AND THE SIGNED CARD IS RETURNED, THE PROXIES WILL VOTE ALL COMMON STOCK OF THE UNDERSIGNED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS ON THE SUBJECT LISTED ON THE REVERSE SIDE OF THIS CARD, AND AT THE PROXIES' DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommend a vote "FOR" the proposal appearing on the reverse side of this card.

Please sign on the reverse side of this card and return promptly to P.O. Box 1138, Newark, N.J. 07101-9758. A return envelope is enclosed for your use. If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

This card will also serve as voting instructions for Common Stock held in the Dividend Reinvestment Plan and, if registrations are identical, for shares held in the Savings Plan, Savings and Security Plan, and PAYSOP. If registrations for your accounts in the foregoing plans are not identical, you may receive more than one set of proxy materials. Please sign and return all cards you receive to ensure all of your shares are properly voted.


                                        SBC COMMUNICATIONS INC.
                                        P.O. BOX 1138
                                        NEWARK, N.J. 07101-9758


            (Continued, and to be signed and dated on reverse side)